UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported) January 28, 2008

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers

Effective January 28, 2008, Southern Community Financial Corporation announced that James Hastings has joined the Company in the position of Executive Vice President and Chief Financial Officer. Mr. Hastings brings over 30 years of broad experience in banking and accounting.

His career began with Arthur Andersen in 1974. During his tenure there he was responsible for services to the financial services and technology industries. In 1981 he joined Seafirst Community Banking Corporation as Controller. From 1985 to 1999, he worked with Heritage Bank and its parent, Heritage Financial Corporation “HFWA”, as Chief Financial Officer. Subsequently, Mr. Hastings worked for Cape Cod Five Cents Savings Bank as Director of Mortgage Banking and for Federal Savings Bank as Chief Executive Officer.

F. Scott Bauer, CEO, commented: “We are fortunate to bring someone with Jim’s financial background to our team.  Jim has excellent experience in finance and first hand knowledge in all facets of banking.  He is a great fit for our organization, and will be a key part of our management team.

Southern Community Financial is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two branches throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ Global Select Market under the trading symbols SCMF and SCMFO, respectively.  Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated January 28, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

January 28, 2008	By: /s/ F. Scott Bauer
Name: F. Scott Bauer Title: Chief Executive Officer